Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE PROCTER & GAMBLE COMPANY
             (Exact name of registrant as specified in its charter)

          Ohio                                       31-0411980
(State or other jurisdiction                         (I.R.S. Employer
 of incorporation or organization)                   Identification No.)

               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-1100
                   (Address, including zip code, and telephone
             number, including area code, of registrant's principal
                               executive offices)

                     SAVINGS AND THRIFT PLAN (SAUDI ARABIA)
                            (Full title of the plan)

                           Terry L. Overbey, Secretary
                          The Procter & Gamble Company
               One Procter & Gamble Plaza, Cincinnati, Ohio 45202
                                 (513) 983-4463
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                              Proposed          Proposed
 Title of                      maximum          maximum
securities        Amount      offering          aggregate       Amount of
  to be            to be        price           offering       registration
registered      registered    per unit(2)       price(2)           fee
------------------------------------------------------------------------------
Common Stock     100,000      $55.375           $5,537,500     $1,461.90
(without par
value)


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h), on the basis of the average of the high and low prices of the Common Stock reported in the consolidated reporting system on June 26, 2000.



                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by The Procter & Gamble Company (the "Company") and The Procter & Gamble Company's Savings and Thrift Plan (Saudi Arabia) (the "Saudi Arabia Plan"), with the Securities and Exchange Commission (the "Commission") (File No. 1-434) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1999 (which incorporates by reference portions of the Company's definitive Proxy Statement dated August 27, 1999 for the Company's Annual Meeting of Shareholders held on October 12, 1999 and portions of its Annual Report to Shareholders for the year ended June 30, 1999).

         2. The Annual Report of the Saudi Arabia Plan on Form 11-K for the year ended December 31, 1999.

         3. The Company's Quarterly Reports on Form 10-Q for the periods ended September 30, 1999, December 31, 1999 and March 31, 2000.

         4. The Company's Current Reports on Form 8-K dated August 11, 1999, March 7, 2000, May 15, 2000 and June 8, 2000.

         5. All other documents filed by the Company or Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement or any Prospectus hereunder to the extent that a statement contained herein, in any subsequent Prospectus hereunder or in any document subsequently filed with the Commission which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or any Prospectus hereunder.



                                     EXPERTS

         The financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10-K for the year ended June 30, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The financial statements incorporated in this Registration Statement by reference from the Saudi Arabia Plan's Annual Report on Form 11-K for the year ended December 31, 1999 has been audited by Al Juraid & Company, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


Item 4.  DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES OFFERED

         The Company's Amended Articles of Incorporation (the "Amended Articles of Incorporation") authorize the issuance of 5,000,000,000 shares of Common Stock, 600,000,000 shares of Class A Preferred Stock and 200,000,000 shares of Class B Preferred Stock all of which are without par value ("Common Stock," "Class A Preferred Stock," and "Class B Preferred Stock," respectively). The holders of Common Stock and Class A Preferred Stock are entitled to one non-cumulative vote per share on each matter submitted to a vote of shareholders. The holders of Class B Preferred Stock are not entitled to vote other than as provided by law.

         The holders of Class A Preferred Stock and Class B Preferred Stock have the right to receive dividends prior to the payment of dividends on the Common Stock. The Board of Directors of the Company (the "Board"), which is divided into three classes, has the power to determine certain terms relative to any Class A Preferred Stock and Class B Preferred Stock to be issued, such as the power to establish different series and to set dividend rates, the dates of payment of dividends, the cumulative dividend rights and dates, redemption rights and prices, sinking fund requirements, restrictions on the issuance of such shares or any series thereof, liquidation price and conversion rights. Also, the Board may fix such other express terms as may be permitted or required by law. In the event of any liquidation, dissolution or winding up, the holders of the Common Stock are entitled to receive as a class, pro rata, the residue of the assets after payment of the liquidation price to the holders of Class A Preferred Stock and Class B Preferred Stock.

         The Board has determined the terms of shares of Class A Preferred Stock issued as Series A ESOP Convertible Class A Preferred Stock, which can only be held by an employee stock ownership plan or other benefit plan of the Company. Upon transfer of Series A ESOP Convertible Class A Preferred Stock to any other person, such transferred shares shall be automatically converted into shares of Common Stock. Each share of Series A ESOP Convertible Class A Preferred Stock has a cumulative dividend of $1.015 per year and a liquidation price of $13.75 per share (as adjusted for the stock splits on October 20, 1989, May 15, 1992 and August 22, 1997), is redeemable by the Company or the holder, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights. Appropriate adjustments to dividends and liquidation price will be made to give effect to any stock splits, stock dividends or similar changes to the Series A ESOP Convertible Class A Preferred Stock.

         The Board has also determined the terms of shares of Class A Preferred Stock issued as Series B ESOP Convertible Class A Preferred Stock. Each share of Series B ESOP Convertible Class A Preferred Stock has a cumulative dividend of $2.06 per year and a liquidation price of $26.12 per share, (as adjusted for the stock splits on May 15, 1992 and August 22, 1997) is redeemable by the Company or the holder under certain circumstances, is convertible at the option of the holder into one share of Common Stock and has certain anti-dilution protections associated with the conversion rights.

         Appropriate adjustments to dividends and liquidation price will be made to give effect to any stock splits, stock dividends or similar changes to the Series B ESOP Convertible Class A Preferred Stock.

         No shares of Class B Preferred Stock are currently issued.

         All of the issued shares of Common Stock of the Company are fully paid and non-assessable. Common Stock does not have any conversion rights and is not subject to any redemption provisions. No holder of shares of any class of the Company's capital stock has or shall have any right, pre-emptive or other, to subscribe for or to purchase from the Company any of the shares of any class of the Company hereafter issued or sold. No shares of any class of the Company's capital stock are subject to any sinking fund provisions or to calls, assessments by, or liabilities of the Company.

         The Amended Articles of Incorporation provide that actions submitted to shareholders may be taken if approved by a majority of shares entitled to vote thereon, except that certain transactions require the affirmative vote of holders of at least 80% of the outstanding shares of stock entitled to vote thereon, considered for this purpose to be voting as one class. Such transactions include certain repurchases of the Company's shares from, mergers or consolidations with, sales, leases, exchanges, transfers or other dispositions by the Company of substantial assets to or with, the purchase by the Company of assets or securities having an aggregate fair market value of less than $50,000,000 from, the issuance or transfer of any of the Company's securities to, the adoption of any plan for dissolution, liquidation, spin-off, split-up of the Company or recapitalization or reclassification of any securities of the Company, proposed by or on behalf of, and other material transactions with a person (except one of the Company's employee benefit plans) who owns more than 5% of the Company's outstanding shares of capital stock entitled to vote generally in the election of Directors. Amendments to the Amended Articles of Incorporation which change the supermajority voting provisions must also be approved by 80% of the outstanding shares entitled to vote thereon. The supermajority voting provisions remain in effect until the date of the annual shareholders meeting in the year 2000.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The legality of the shares of Common Stock offered hereby is being passed upon for the Company by Terry L. Overbey, Esq., Secretary and Associate General Counsel, The Procter & Gamble Company, One Procter & Gamble Plaza, Cincinnati, Ohio 45202. Mr. Overbey is the owner of shares of Common Stock of the Company and holds stock options granted under one or more Company plans.


ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13(E) of the Ohio Revised Code provides as follows:

     (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

          (a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

          (b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

     (3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

     (4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

          (a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

          (b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

          (c) By the shareholders;

          (d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

     Any determination made by the disinterested directors under division
(E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

     (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

          (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

          (ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

     (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

     (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

     (8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions
(E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

     (9) As used in division (E) of this section, "corporation" includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

     Section 1701.13(F)(7) of the Ohio Revised Code provides as follows:

     (F) In carrying out the purposes stated in its articles and subject to limitations prescribed by law or in its articles, a corporation may:

     (7) Resist a change or potential change in control of the corporation if the directors by a majority vote of a quorum determine that the change or potential change is opposed to or not in the best interests of the corporation:

          (a) Upon consideration of the interests of the corporation's shareholders and any of the matters set forth in division (E) of section 1701.59 of the Revised Code; or

          (b) Because the amount or nature of the indebtedness and other obligations to which the corporation or any successor or the property of either may become subject in connection with the change or potential change in control provides reasonable grounds to believe that, within a reasonable period of time, any of the following would apply:

               (i) The assets of the corporation or any successor would be or become less than its liabilities plus its stated capital, if any;

               (ii) The corporation or any successor would be or become insolvent;

               (iii) Any voluntary or involuntary proceeding under the federal bankruptcy laws concerning the corporation or any successor would be commenced by any person.

     Section 1701.59 of the Ohio Revised Code provides as follows:

     (A) Except where the law, the articles, or the regulations require action to be authorized or taken by shareholders, all of the authority of a corporation shall be exercised by or under the direction of its directors. For their own government, the directors may adopt bylaws that are not inconsistent with the articles or the regulations. The selection of a time frame for the achievement of corporate goals shall be the responsibility of the directors.

     (B) A director shall perform his duties as a director, including his duties as a member of any committee of the directors upon which he may serve, in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, that are prepared or presented by:

          (1) One or more directors, officers, or employees of the corporation who the director reasonably believes are reliable and competent in the matters prepared or presented;

          (2) Counsel, public accountants, or other persons as to matters that the director reasonably believes are within the person's professional or expert competence;

          (3) A committee of the directors upon which he does not serve, duly established in accordance with a provision of the articles or the regulations, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     (C) For purposes of division (B) of this section:

     (1) A director shall not be found to have violated his duties under division (B) of this section unless it is proved by clear and convincing evidence that the director has not acted in good faith, in a manner he reasonably believes to be in or not opposed to the best interests of the corporation, or with the care that an ordinarily prudent person in a like position would use under similar circumstances, in any action brought against a director, including actions involving or affecting any of the following:

          (a) A change or potential change in control of the corporation, including a determination to resist a change or potential change in control made pursuant to division (F)(7) of section 1701.13 of the Revised Code;

          (b) A termination or potential termination of his service to the corporation as a director;

          (c) His service in any other position or relationship with the corporation.

     (2) A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause reliance on information, opinions, reports, or statements that are prepared or presented by the persons described in divisions (B)(1) to (3) of this section to be unwarranted.

     (3) Nothing contained in this division limits relief available under section 1701.60 of the Revised Code.

     (D) A director shall be liable in damages for any action he takes or fails to take as a director only if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation. Nothing contained in this division affects the liability of directors under section 1701.95 of the Revised Code or limits relief available under section 1701.60 of the Revised Code. This division does not apply if, and only to the extent that, at the time of a director's act or omission that is the subject of complaint, the articles or the regulations of the corporation state by specific reference to this division that the provisions of this division do not apply to the corporation.

     (E) For purposes of this section, a director, in determining what he reasonably believes to be in the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

          (1) The interests of the corporation's employees, suppliers, creditors, and customers;

          (2) The economy of the state and nation;

          (3) Community and societal considerations;

          (4) The long-term as well as short-term interests of the corporation and its shareholders, including the possibility that these interests may be best served by the continued independence of the corporation.

     (F) Nothing contained in division (C) or (D) of this section affects the duties of either of the following:

          (1) A director who acts in any capacity other than his capacity as a director;

          (2) A director of a corporation that does not have issued and outstanding shares that are listed on a national securities exchange or are regularly quoted in an over-the-counter market by one or more members of a national or affiliated securities association, who votes for or assents to any action taken by the directors of the corporation that, in connection with a change in control of the corporation, directly results in the holder or holders of a majority of the outstanding shares of the corporation receiving a greater consideration for their shares than other shareholders.

     Section 1701.95 of the Ohio Revised Code provides as follows:

     (A)(1) In addition to any other liabilities imposed by law upon directors of a corporation and except as provided in division (B) of this section, directors shall be jointly and severally liable to the corporation as provided in division (A)(2) of this section if they vote for or assent to any of the following:

          (a) The payment of a dividend or distribution, the making of a distribution of assets to shareholders, or the purchase or redemption of the corporation's own shares, contrary to law or the articles;

          (b) A distribution of assets to shareholders during the winding up of the affairs of the corporation, on dissolution or otherwise, without the payment of all known obligations of the corporation or without making adequate provision for their payment;

          (c) The making of a loan, other than in the usual course of business, to an officer, director, or shareholder of the corporation, other than in either of the following cases:

               (i) In the case of a savings and loan association or of a corporation engaged in banking or in the making of loans generally;

               (ii) At the time of the making of the loan, a majority of the disinterested directors of the corporation voted for the loan and, taking into account the terms and provisions of the loan and other relevant factors, determined that the making of the loan could reasonably be expected to benefit the corporation.

     (2)(a) In cases under division (A)(1)(a) of this section, directors shall be jointly and severally liable up to the amount of the dividend, distribution, or other payment, in excess of the amount that could have been paid or distributed without violation of law or the articles but not in excess of the amount that would inure to the benefit of the creditors of the corporation if it was insolvent at the time of the payment or distribution or there was reasonable ground to believe that by that action it would be rendered insolvent, plus the amount that was paid or distributed to holders of shares of any class in violation of the rights of holders of shares of any other class.

     (b) In cases under division (A)(1)(b) of this section, directors shall be jointly and severally liable to the extent that the obligations of the corporation that are not otherwise barred by statute are not paid or for the payment of which adequate provision has not been made.

     (c) In cases under division (A)(1)(c) of this section, directors shall be jointly and severally liable for the amount of the loan with interest on it at the rate specified in division (A) of section 1343.03 of the Revised Code until the amount has been paid.

     (B)(1) A director is not liable under division (A)(1)(a) or (b) of this section if, in determining the amount available for any dividend, purchase, redemption, or distribution to shareholders, the director in good faith relied on a financial statement of the corporation prepared by an officer or employee of the corporation in charge of its accounts or certified by a public accountant or firm of public accountants, the director in good faith considered the assets to be of their book value, or the director followed what the director believed to be sound accounting and business practice.

     (2) A director is not liable under division (A)(1)(c) of this section for making any loan to, or guaranteeing any loan to or other obligation of, an employee stock ownership plan, as defined in section 4975(e)(7) of the Internal Revenue Code.

     (C) A director who is present at a meeting of the directors or a committee of the directors at which action on any matter is authorized or taken and who has not voted for or against the action shall be presumed to have voted for the action unless that director's written dissent from the action is filed, either during the meeting or within a reasonable time after the adjournment of the meeting, with the person acting as secretary of the meeting or with the secretary of the corporation.

     (D) A shareholder who knowingly receives any dividend, distribution, or payment made contrary to law or the articles shall be liable to the corporation for the amount received by that shareholder that is in excess of the amount that could have been paid or distributed without violation of law or the articles.

     (E) A director against whom a claim is asserted under or pursuant to this section and who is held liable on the claim shall be entitled to contribution, on equitable principles, from other directors who also are liable. In addition, any director against whom a claim is asserted under or pursuant to this section or who is held liable shall have a right of contribution from the shareholders who knowingly received any dividend, distribution, or payment made contrary to law or the articles, and those shareholders as among themselves also shall be entitled to contribution in proportion to the amounts received by them respectively.

     (F) No action shall be brought by or on behalf of a corporation upon a cause of action arising under division (A)(1) or (2) of this section after two years from the day on which the violation occurs.

     (G) Nothing contained in this section shall preclude a creditor whose claim is unpaid from exercising the rights that that [n1] creditor otherwise would have by law to enforce that creditor's claim against assets of the corporation paid or distributed to shareholders.

     (H) The failure of a corporation to observe corporate formalities relating to meetings of directors or shareholders in connection with the management of the corporation's affairs shall not be considered a factor tending to establish that the shareholders have personal liability for corporate obligations.

     Section 8 of Article III of our Regulations provides as follows:

     Section 8. Indemnification of Directors and Officers. The Company shall indemnify each present and future Director and officer, his heirs, executors and administrators against all costs, expenses (including attorneys' fees), judgments, and liabilities, reasonably incurred by or imposed on him in connection with or arising out of any claim or any action, suit or proceeding, civil or criminal, in which he may be or become involved by reason of his being or having been a Director or officer of the Company, or of any of its subsidiary companies, or of any other company in which he served or serves as a Director or officer at the request of the Company, irrespective of whether or not he continues to be a Director or an officer at the time he incurs or becomes subjected to such costs, expenses (including attorneys' fees), judgments, and liabilities; but such indemnification shall not be operative with respect to any matter as to which in any such action, suit or proceeding he shall have been finally adjudged to have been derelict in the performance of his duties as such Director or officer. Such indemnification shall apply when the adjudication in such action, suit or proceeding is otherwise than on the merits and shall also apply when a settlement or compromise is effected, but in such cases indemnification shall be made only if the Board of Directors of the Company, acting at a meeting at which a majority of the quorum of the Board is unaffected by self interest, shall find that such Director or officer has not been derelict in the performance of his duty as such Director or officer with respect to the matter involved, and shall adopt a resolution to that effect and in cases of settlement or compromise shall also approve the same; in cases of settlement or compromise such indemnification shall not include reimbursement of any amounts which by the terms of the settlement or compromise are paid or payable to the Company itself by the Director or officer (or in the case of a Director or officer of a subsidiary or another company in which such Director or officer is serving at the Request of the Company any amounts paid or payable by such Director or officer to such company). If the Board of Directors as herein provided refuses or fails to act or is unable to act due to the self interest of some or all of its members, the Company at its expense shall obtain the opinion of counsel and indemnification shall be had only if it is the opinion of such counsel that the Director or officer has not been derelict in the performance of his duties as such Director or officer with respect to the matter involved.

     The right of indemnification provided for in this section shall not be exclusive of other rights to which any Director or officer may be entitled as a matter of law and such rights, if any, shall also inure to the benefit of the heirs, executors or administrators of any such Director or officer.

     The Company's Directors, officers and certain other key employees of the Company are insured by directors and officers liability insurance policies. The Company pays the premiums for this insurance. The Company's basic directors and officers liability insurance provides coverage up to an annual aggregate liability limitation of $25,000,000. The Company has also contracted for excess directors and officers liability insurance coverage with an annual aggregate liability limitation of $125,000,000.

     The Company's Directors, officers and certain other key employees of the Company are insured against liabilities arising under the Employee Retirement Income Security Act of 1974 and certain other liabilities by fiduciary responsibility insurance with an annual aggregate liability limitation of $30,000,000.

     The form of Underwriting Agreement provides for indemnification of the Company and its Directors, officers and certain other persons under certain circumstances described therein by each underwriter participating in an offering of debt securities and warrants.


ITEM 8.  EXHIBITS

Exhibit No.                     Description
-----------                     -----------

  (4)(i)(a)   -- Amended Articles of Incorporation (Incorporated by reference to
                 Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998)
  (4)(i)(b)   -- Regulations (Incorporated by reference to Exhibit (3-2) of the
                 Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
  (5)         -- Opinion of Counsel
  (23)(a)     -- Consent of Deloitte & Touche LLP
  (23)(b)     -- Consent of Al Juraid & Company
  (23)(c)     -- Consent of Terry L. Overbey, Esq., is contained in his opinion filed as Exhibit (5)
  (24)        -- Power of Attorney of Foreign Trustees of The Savings and Thrift
                 Plan (Saudi Arabia)
---------------


Item 9.  UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes: (1)to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on March 14, 2000.

THE PROCTER & GAMBLE COMPANY



By /s/DURK I. JAGER
   ------------------------
Durk I. Jager
Chairman of the Board, President
and Chief Executive


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 14, 2000.

     Signature                                Title




/S/DURK I. JAGER
--------------------                 Chairman of the Board, President
Durk I. Jager                        and Chief Executive and Director



/S/CLAYTON C. DALEY, JR.
--------------------                 Chief Financial Officer
Clayton C. Daley, Jr.



/S/DAVID R. WALKER
--------------------                 Vice President and Comptroller
David R. Walker




--------------------
Norman R. Augustine                  Director



/S/DONALD R. BEALL
--------------------
Donald R. Beall                      Director



/S/GORDON F. BRUNNER
--------------------
Gordon F. Brunner                    Director



/S/RICHARD B. CHENEY
--------------------
Richard B. Cheney                    Director



/S/RICHARD J. FERRIS
--------------------
Richard J. Ferris                    Director



/S/JOSEPH T. GORMAN
--------------------
Joseph T. Gorman                     Director



/S/CHARLES R. LEE
--------------------
Charles R. Lee                       Director



/S/LYNN M. MARTIN
-------------------
Lynn M. Martin                       Director



/S/JOHN E. PEPPER
-------------------
John E. Pepper                       Director



/S/JOHN C. SAWHILL
-------------------
John C. Sawhill                      Director



/S/JOHN F. SMITH, JR.
-------------------
John F. Smith, Jr.                   Director



/S/RALPH SNYDERMAN
-------------------
Ralph Snyderman                      Director



/S/ROBERT D. STOREY
-------------------
Robert D. Storey                     Director



/S/MARINA V.N. WHITMAN
-------------------
Marina v.N. Whitman                  Director




         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jeddah, Saudi Arabia, on June 14, 2000.

THE SAVINGS AND THRIFT PLAN (SAUDI ARABIA)


By:/S/BAKHEET H. GHAMDI
   -----------------------------
   Bakheet H. Ghamdi
   Trustee



By:/S/MOHAMMAD M. GHAMDI
   -----------------------------
   Mohammad M. Ghamdi
   Trustee


         THE PLAN - U.S. REPRESENTATIVE. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the authorized United States representative of the Savings and Thrift Plan (Saudi Arabia), thereto duly authorized, in the City of Cincinnati, State of Ohio, on June 27, 2000.

SAVINGS AND THRIFT PLAN (SAUDI ARABIA)


By:/S/TERRY L. OVERBEY
   -----------------------------
   Terry L. Overbey
   Associate General Counsel and Secretary
   The Procter & Gamble Company



                                  EXHIBIT INDEX

Exhibit No.                     Description
-----------                     -----------

(4)(i)(a)   -- Amended Articles of Incorporation (Incorporated by reference to
               Exhibit (3-1) of the Company's Annual Report on Form 10-K for the year ended June 30, 1998)
(4)(i)(b)   -- Regulations (Incorporated by reference to Exhibit (3-2) of the
               Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998)
(5)         -- Opinion of Counsel
(23)(a)     -- Consent of Deloitte & Touche LLP
(23)(b)     -- Consent of Al Juraid & Company
(23)(c)     -- Consent of Terry L. Overbey, Esq., is contained in his opinion filed as Exhibit (5)
(24)        -- Power of Attorney of Foreign Trustees of The Savings and Thrift
               Plan (Saudi Arabia)
---------------